Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 27, 2014, for the years ended December 31, 2013 and 2012, and for the period from April 28, 2011 (Inception) to December 31, 2013, related to the financial statements of Vaporin, Inc. (Formerly Valor Gold Corp.), which appear in Vapor Corp. to Registration Statement amendment number 1 on Form S-4 filed on or about January 14, 2015.

/s/ KBL, LLP

KBL, LLP

New York, NY

January 14, 2015

535 Fifth Avenue, 16th Floor, New York, NY 10017	212.785-9700